UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2009

CAMELOT ENTERTAINMENT GROUP, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-3078	52-2195605
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

8001 Irvine Center Drive Suite 400 Irvine CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(949) 754-3030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT(S)

On September 1, 2009, we executed a Business Centers Service Agreement with Coast Business Centers, LLC, on behalf of our Camelot Distribution Group subsidiary for office space in Universal City, California.  We are leasing approximately 200 square feet of office space plus conference and meeting room space at NBC Universal Tower, 10 Universal City Plaza, 20th Floor, Universal City, CA 91608, at a monthly cost of $1,314 per month, including telephone, internet and parking.  The lease ends on August 31, 2010.  We prepaid the lease for one year in the amount of $15,868, including start-up fees and a one month refundable services retainer.  Camelot Distribution Group moved into the offices on September 15, 2009.

On September 16, 2009, we issued a press release regarding this Agreement.  The text of the press release is included as Exhibit 99.1 to this Report.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated September 16, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMELOT ENTERTAINMENT GROUP, INC.

Dated: September 16, 2009	By:	/s/ Robert P. Atwell
Robert P. Atwell
Chairman